UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
STRATA Skin Sciences, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

STRATA SKIN SCIENCES, INC.
5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 26, 2023
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of STRATA Skin Sciences, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, October 26, 2023 at 9:00 a.m. local time, at the Company’s offices of 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, for the following purposes, to:
1.	elect five (5) director nominees named in this proxy statement;
2.	ratify the appointment by the Audit Committee of the Board of Directors of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.
approve an amendment to our existing Certificate of Incorporation (our “Current Charter”) to effect a reverse stock split of our common stock at a reverse stock split ratio not less than 1-for-5 and no greater than 1-for-25, with the exact split ratio, if approved and effected at all, to be set within that range at the discretion of the Board and publicly announced by the Company within 6 months after stockholder approval at the Annual Meeting without further approval or authorization of the Company’s stockholders;

4.	an advisory vote to approve the compensation of the Company’s named executive officers;
5.	an advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers; and
6.	conduct any other business properly brought before the meeting.
The record date for the Annual Meeting is September 12, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. The owners of common stock as of the record date are entitled to vote at the meeting and any adjournments or postponements of the meeting. A list of stockholders of record will be available on request during the 10 days prior to the meeting at the Company’s corporate headquarters.
By Order of the Board of Directors

/s/ Robert Moccia
Robert Moccia
President and Chief Executive Officer
September 25, 2023

YOUR VOTE IS IMPORTANT
THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT SEPTEMBER 25, 2023. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:
•	COMPLETE AND RETURN A WRITTEN PROXY CARD;
•	BY INTERNET OR TELEPHONE; OR
•	ATTEND OUR 2023 ANNUAL MEETING OF STOCKHOLDERS AND VOTE.
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER OF RECORD ATTENDING THE MEETING MAY VOTE AT THE MEETING EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY INTERNET OR TELEPHONE.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON OCTOBER 26, 2023 — AND THE PROXY STATEMENT ARE AVAILABLE AT http://materials.proxyvote.com/86272A.

i

STRATA SKIN SCIENCES, INC.
5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044
PROXY STATEMENT FOR THE
2023 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of STRATA Skin Sciences, Inc. (“we”, “us”, “our”, or “the Company”) is soliciting your proxy to vote at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this Proxy Statement. You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or you may grant a proxy to vote your shares by means of the telephone or on the Internet.
We intend to mail this Proxy Statement and the accompanying proxy card together with our 2023 Annual Report to Stockholders on or about September 25, 2023 to all stockholders of record on September 12, 2023 (the “record date”) entitled to vote at the Annual Meeting. Each share of common stock outstanding on the record date will be entitled to one vote.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. On this record date, there were 34,913,935 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Throughout this Proxy Statement, we refer to these holders as “stockholders of record.”
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on the record date, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, however, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid legal proxy from your broker or other agent. Throughout this Proxy Statement, we refer to these holders as “street name stockholders.”
What is the purpose of the Annual Meeting?
Our stockholders are being asked to approve the following proposals at the Annual Meeting:
1.	elect five (5) director nominees named in this proxy statement;
2.	ratify the appointment by the Audit Committee of the Board of Directors of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.
approve an amendment to our existing Certificate of Incorporation (our “Current Charter”) to effect a reverse stock split of our common stock at a reverse stock split ratio not less than 1-for-5 and no greater than 1-for-25, with the exact split ratio, if approved and effected at all, to be set within that range at the discretion of the Board and publicly announced by the Company within 6 months after stockholder approval at the Annual Meeting without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”);

4.	an advisory vote to approve the compensation of the Company’s named executive officers;
5.	an advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers; and
6.	conduct any other business properly brought before the meeting.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters you may vote “For” or “Against” or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card or via the Internet or telephone (see “Voting Via the Internet or by Telephone” below). If you vote by proxy, your shares will be voted as you specify on the proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.
•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive at the Annual Meeting and follow the instructions provided.
•
To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Voting Via the Internet or by Telephone
Stockholders may grant a proxy to vote their shares by means of the telephone or via the Internet. The laws of the State of Delaware, under which we are incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections can determine that such proxy was authorized by the stockholder.
The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
Stockholders of record may go to www.proxyvote.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the control number contained on their proxy cards. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1 -800-690-6903 and following the operator's instructions.
General Information for All Shares Voted Via the Internet or by Telephone
Votes submitted via the Internet or by telephone must be received by 11:59 p.m. EST on October 25, 2023. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a street name stockholder, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card or voting instructions as instructed by your broker, bank or other agent to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Most street name stockholders receive instructions for granting proxies from their banks, brokers or other agents, rather than the proxy card.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of our common stock you own as of the record date.
What if I return a proxy card but do not make specific choices?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on the matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a street name stockholder, you will have received these proxy materials from that organization holding your account, and you have the right to instruct your broker, bank, trustee, or nominee how to vote the shares held in your account. If no voting instructions are given, your broker or nominee has discretionary authority to vote your shares on your behalf on routine matters as determined in accordance with NYSE Rule 452 by The New York Stock Exchange, which applies to brokers, banks and other securities intermediates in respect to proxy voting, including with respect to Nasdaq-listed companies, proposals are considered “routine” or “non-routine”. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on “routine” matters: the ratification of the appointment by the Audit Committee of the Board of Directors of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and the Reverse Stock Split Proposal. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered “non-routine” matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as “broker non-votes” with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals. You may not vote shares held in street name at the Annual Meeting unless you obtain a legal proxy from that organization holding your account.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed and posted proxy materials, we will bear the cost of proxies solicited by the Board of Directors. In addition to the solicitation of proxies by mail, solicitation may be made personally or by telephone or electronic communication by our directors, officers and employees, none of whom will receive additional compensation for these services. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to the beneficial owners of common stock.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You may revoke your proxy at any time before the final vote at the meeting. If you are a stockholder of record, you may revoke your proxy in any one of four ways:
•	you may submit a proxy with a later date that is received by us prior to the Annual Meeting;
•
you may send a written notice, dated later than the proxy, that you are revoking your proxy to our Secretary at 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044 that is received by us prior to the Annual Meeting;

•	you may submit a new vote by telephone or via the Internet; or
•	you may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If you are a street name stockholder, you must follow the instructions provided by your broker or bank.
Why is the Company seeking approval for a reverse stock split?
Our common stock is currently listed on Nasdaq under the symbol “SSKN.” The continued listing requirements of Nasdaq provide, among other things, that our common stock must maintain a closing bid price of at least $1.00 per share. On June 29, 2023, we received a notification from the Listing Qualifications Department of Nasdaq indicating that for the last 30 consecutive business days, the closing bid price of our common stock was below $1.00 per share, which is the minimum required closing bid price for continued listing on the Nasdaq Capital Marke3 pursuant to Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until December 26, 2023 to regain compliance. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days. If the Company does not regain compliance by December 26, 2023, the Company may be eligible for a second 180-calendar-day period, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing requirements for Nasdaq, other than the minimum bid price requirement, and the Company provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period.
If the Company is not eligible for the second compliance period or Nasdaq concludes that the Company will not be able to cure the deficiency during the second compliance period, Nasdaq will provide written notice to the Company that the Company’s common stock will be subject to delisting. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its securities, but there can be no assurance that Nasdaq would grant the Company’s request for continued listing.
As of September 21, 2023, the closing bid price per share of our common stock was $0.70. There can be no assurance that the trading price of our common stock will not remain below $1.00 per share in the future, including as a result of the Private Placement. In order to ensure continued compliance with Nasdaq listing rules, and listing on Nasdaq, we are requesting stockholder approval of a reverse stock split of our common stock, as further described in the Reverse Stock Split Proposal of this Proxy Statement.
Our Board has approved the reverse stock split as a means of increasing the share price of our common stock. Our Board believes that it is in our best interests to maintain our Nasdaq listing to provide for broader trading of our common stock and to facilitate the use of our common stock in financing and other transactions. We expect the reverse stock split to facilitate the continuation of our Nasdaq listing. We cannot assure you, however, that the reverse stock split will result in an increase in the per share price of our common stock, or if it does, how long the increase would be sustained, if at all. To the extent the share price does not rise proportionately to the reverse stock split, the end result could be a loss of value.
What are the consequences of being delisted from The Nasdaq Stock Market?
If we do not effect the reverse stock split, it is likely that we will not be able to meet the $1 minimum closing bid price continued listing requirements of Nasdaq, and, consequently, our common stock would be delisted from Nasdaq. If we are delisted from Nasdaq, we may be forced to seek to be traded on the OTC Bulletin Board or the “pink sheets,” which would require our market makers to request that our common stock be so listed. There are a number of negative consequences that could result from our delisting from Nasdaq, including, but not limited to, the following:
•	The liquidity and market price of our common stock may be negatively impacted and the spread between the “bid” and “asked” prices quoted by market makers may be increased;
•	Our access to capital may be reduced, causing us to have less flexibility in responding to our capital requirements;
•	Existing or prospective institutional investors may be less interested or prohibited from investing in our common stock, which may cause the market price of our common stock to decline;

•
Our common stock will no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended, and, as a result, we will lose our exemption from state securities regulations. This means that granting stock options and other equity incentives to our employees will be more difficult; and

•	If our stock is traded as a “penny stock,” transactions in our stock would be more difficult and cumbersome.
How will the reverse stock split work?
Instead of being asked to approve a fixed number of shares of common stock that will be combined into one share of common stock, the Company’s stockholders are being asked to approve a range of shares of common stock – between 1-for-5 and 1-for-25 shares – which will be combined into one share of common stock. Approval of this range will authorize our Board in its discretion to effect the reverse stock split using any exchange ratio within the range, or not to effect a reverse stock split at all.
Why am I being asked to approve a range of reverse split ratios rather than a fixed ratio?
Our Board believes it is in the best interest of the Company and its stockholders that our Board retain the discretion to fix the exact reverse split exchange ratio immediately prior to consummation of the reverse split. Our stock price has experienced significant volatility recently due to a combination of factors, including the announcement of the Private Placement, our Nasdaq continued listing deficiency, the market’s perceptions of our operational and financial results and prospects, as well as recent downturns in our industry and general economic conditions as a whole. Further, we have a number of potential milestones and other events that may occur or otherwise be announced that could positively or negatively affect our stock price and thus impact the reverse split exchange ratio. Should our stockholders approve our Reverse Stock Split Proposal, our Board will take into account our then-current stock price and appropriate related factors before determining a final reverse split ratio.
If the stockholders approve the Reverse Stock Split Proposal, when would the Company implement the reverse stock split?
We currently expect that the reverse stock split will be implemented as soon as practicable after the receipt of the requisite stockholder approval so as to provide sufficient time for the closing bid price of our stock to exceed $1 for at least ten (10) consecutive trading days prior to December 26, 2023. However, our Board will have the discretion to delay or abandon the reverse stock split if believes it to be in the best interests of the Company and our stockholders to do so. If the Company does not regain compliance by December 26, 2023, the Company may be eligible for a second 180-calendar-day period, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing requirements for Nasdaq, other than the minimum bid price requirement, and the Company provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period.
If the Reverse Stock Split Proposal is approved and effected at all, the reverse split ratio will be set at the discretion of the Board and publicly announced by us within 6 months after stockholder approval at the Special Meeting without further approval or authorization of our stockholders.
What would be the principal effects of the reverse stock split?
The reverse stock split will have the following effects:
•	the market price of our common stock immediately upon effect of the reverse stock split is expected to increase over the market price of our common stock immediately prior to the reverse stock split;
•
the number of shares of our common stock outstanding and reserved for issuance (including shares issuable upon exercise of outstanding warrants and equity incentive awards) will be reduced to between one-fifth (1/5) and one-twenty-fifth (1/25) of the number of shares currently outstanding (except for the effect of eliminating fractional shares), depending upon the reverse split exchange ratio determined by our Board;

•
the number of authorized shares of our common stock will be maintained at 150,000,000 shares and the number of authorized shares of our preferred stock will be maintained at 10,000,000 (which amounts are not otherwise affected by the reverse stock split); and

•	the reverse stock split will have no effect on the proportion of our shares owned by each stockholder relative to the number of our total shares outstanding.

If I hold pre-split stock certificates, are these certificates still good after the reverse stock split? Do I need to exchange them for new stock certificates?
As of the effective date of the reverse stock split, each certificate representing pre-split shares of common stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-split shares of common stock as a result and at the time of the reverse stock split. As soon as practicable after the effective date of the reverse stock split, our transfer agent, American Stock Transfer & Trust Company, LLC, will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of the Company’s common stock either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by the Company.
What if I hold some or all of my shares electronically in book-entry form and I am a registered stockholder? Do I need to take any action to receive post-split shares?
If you hold shares of our common stock in book-entry form (that is, you do not have stock certificates evidencing your ownership of our common stock but instead received a statement reflecting the number of shares registered in your account), you do not need to take any action to receive your post-split shares. If you are entitled to post-split shares, a transaction statement will be sent automatically to your address of record indicating the number of shares you hold. However, if you hold any shares in certificated form, you must still surrender and exchange your stock certificates for those shares and provide a properly completed and executed letter of transmittal.
What if I hold some or all of my shares in street name (that is, through a broker, bank or other third party institution)? Do I need to take any action to receive post-split shares?
If you hold shares of our common stock in street name through a brokerage, bank or other third-party institution (that is, you do not have stock certificates evidencing your ownership of our common stock but instead received a statement reflecting the number of shares registered in your account from your broker, bank or other third party nominee), you do not need to take any action to receive your post-split shares. If you are entitled to post-split shares, your next transaction statement from your broker, bank or other third-party nominee will indicate the number of shares you hold on a post-reverse split basis.
What happens to any fractional shares resulting from the reverse stock split?
Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the closing price per share on the trading day immediately preceding the effective time of the reverse stock split.
What happens to equity awards under the Company’s equity incentive plans as a result of the reverse stock split?
All shares of the Company’s common stock subject to outstanding equity awards under 2016 Amended and Restated Omnibus Incentive Plan (the “Plan”) and grant of options to Robert Moccia granted in March 2021, which was not granted under the Plan, will be converted and combined upon the effective date of the reverse stock split into common stock at the ratio determined by our Board (and subject to adjustment for fractional interests). In addition, the exercise price of applicable outstanding equity awards (including stock options and stock appreciation rights) will be proportionately increased such that the approximate aggregate exercise prices for such equity awards will remain the same following the reverse stock split. No fractional shares will be issued pursuant to the Plan or the options to Robert Moccia granted in March 2021 following the reverse stock split. Therefore, if the number of shares subject to the outstanding equity awards immediately before the reverse stock split is not evenly divisible (in other words, it would result in a fractional interest following the reverse stock split), the number of shares of common stock issuable pursuant to such equity awards (including upon exercise of stock options and settlement of restricted stock units) and the exercise or purchase price related thereto, as applicable, would be equitably adjusted in accordance with the terms of the Plan and the options to Robert Moccia granted in March 2021, as applicable, which may include rounding the number of shares of common stock issuable to the nearest whole share.

When are stockholder proposals due for next year's annual meeting?
Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be considered for inclusion in the Proxy Statement distributed to stockholders prior to the annual meeting of stockholders in the year 2024, a stockholder proposal must be received by us no later than May 28, 2024 and must otherwise comply with the requirements of Rule 14a-8.
In order to be considered for presentation at the annual meeting of stockholders in the year 2024, although not included in the Proxy Statement, a stockholder proposal or nomination(s) must comply with the requirements of our Fifth Amended and Restated Bylaws (the “Bylaws”) and be received by us not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the 2024 Annual Meeting is more than thirty (30) days before or more than sixty (60) days after October 26, 2024, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us. For the 2024 Annual Meeting of Stockholders, this period will begin on June 28, 2024, and end on July 28, 2024. In the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement (as defined in the Bylaws) by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than 30 days before or 60 days after such anniversary date, at least 75 days prior to such annual meeting), a stockholder's notice required by the Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company. Stockholder proposals should be delivered in writing to STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, Attention: Secretary. A copy of our Bylaws may be obtained from us upon written request to the Secretary.
How are votes counted?
Votes will be counted by the Inspector of Elections appointed for the meeting, who will separately tabulate “For”, “Against” and “Withhold” votes, abstentions and broker non-votes.
How many votes are needed to approve each proposal?
•
Proposal No. 1, the election of directors, the five (5) nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of this proposal. Stockholders do not have the right to cumulate their votes for directors.

•
Proposal No. 2, the ratification of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy to be approved. Abstentions will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

•
Proposal No. 3, approval of the Reverse Stock Split Proposal, requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. You may vote “For” or “Against” this proposal, or you may indicate that you wish to “Abstain” from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “Against” this proposal. Each broker non-vote will be counted for purposes of determining the presence or absence of a quorum but will have no effect on this proposal. This proposal is considered a routine proposal, and therefore we do not expect any broker non-votes with respect to such proposal.

•
Proposal No. 4, approval of the advisory vote to approve the compensation of the Company’s named executive officers, requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. You may vote “For” or “Against” this proposal, or you may indicate that you wish to “Abstain” from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “Against” this proposal. Each broker non-vote will be counted for purposes of determining the presence or absence of a quorum but will have no effect on this proposal. This proposal is not binding on the Company.
•
Proposal No. 5, an advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. You may vote “For” or “Against” any of the options under this proposal, or you may indicate that you wish to “Abstain” from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “Against” this proposal. Each broker non-vote will be counted for purposes of determining the presence or absence of a quorum but will have no effect on this proposal. This proposal is not binding on the Company.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding shares of common stock entitled to vote are represented by votes at the Annual Meeting or by proxy. On the record date, there were 34,913,935 shares of common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting or by telephone or via the Internet. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed by us within four business days following the Annual Meeting.
How can I obtain additional copies?
For additional copies of this Proxy Statement and the enclosed proxy card and 2023 Annual Report to Stockholders, you should contact our corporate office at STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, Attention: Secretary, telephone (215) 619-3200.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table reflects, as of March 31, 2023, the beneficial common stock ownership of: (a) each of our directors, (b) each executive officer, (c) each person known by us to be a beneficial holder of five percent (5%) or more of our common stock, and (d) all of our executive officers and directors as a group. Unless otherwise provided in the accompanying footnotes, the information used in the table below was obtained from the referenced beneficial owner.
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
Uri Geiger(8)	12,112,627	34.73%
Robert J. Moccia(2)	1,221,694	3.5%
Nachum Shamir	229,414	*
Douglas Strang(3)	53,977	*
Patricia Walker(4)	53.215	*
William Humphries(5)	176,097	*
Shmuel Rubinstein	125,703	*
Christopher Lesovitz(6)	110,631	*
Shmuel Gov(7)	314,999
All directors and officers as a group (eight persons)	13,399,106	40.43%

Accelmed Partners LP(8)	12,112,627	35.84%
Nantahala Capital Management, LLC(9)	4,393,685	12.6%
22NW Fund, LP(10)	3,439,261	9.86%
*	Less than 1%.
(1)
Beneficial ownership is determined in accordance with the rules of the Commission. Shares of common stock subject to delivery, or subject to options or warrants currently exercisable, or exercisable within 60 days of March 31, 2023 are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the listed officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 34,881,502.000 shares of common stock outstanding as of March 31, 2023.

(2)	Includes 680,247 of vested common stock options.
(3)	Includes 10,000 shares of common stock and vested options to purchase 216,666 shares of common stock.
(4)	Includes 66,136 shares, 145,276 vested options to purchase shares of common stock.
(5)	Includes 20,000 options granted on being appointed to the Board. Also includes only the vested portion of a grant of 411,124 options granted on August 23, 2021.
(6)	Christopher Lesovitz became the Company’s CFO on October 15, 2021 and has been awarded 450,000 options all of which vest over a four year period from the date of grant.
(7)	Shmuel Gov became the Company’s Senior Vice President-General Manager, Carlsbad Operations, on April 1. 2022. Holdings consist of exercisable options to purchase common stock.
(8)
The business address of Accelmed Partners L.P. (“Accelmed Partners”) is 848 Brickell Avenue, 9th Floor, Miami, FL 33131. Accelmed Partners GP (“Accelmed GP”), the General Partner of Accelmed Partners, and Uri Geiger, the Managing Director of Accelmed Management Ltd., which is the management company of Accelmed Partners, each have voting and investment control of the securities held by Accelmed. Dr. Geiger is the Co-Founder and Managing Partner of Accelmed Partners. Each of Accelmed Partners and Uri Geiger disclaim beneficial ownership over the securities owned by Accelmed Partners except to the extent of their respective pecuniary interest therein. Accelmed Partners holds 12,112,627 shares of common stock. Dr. Geiger disclaims beneficial ownership of the 12,112,627 shares owned by Accelmed Partners.

(9)
The business address of Nantahala Capital Management, LLC (“Nantahala”) is 130 Main Street, 2nd Floor, New Canaan, CT 06840. Nantahala may be deemed to be the beneficial owner of 4,393,685 shares of common stock held by funds and separately managed accounts under its control, and as the managing members of Nantahala, each of Wilmot B. Harkey and Daniel Mack may be deemed to be a beneficial owner of those shares. The foregoing has been derived from a Schedule 13G/A filed by Nantahala on February 14, 2023.

(10)
The business address of 22NW Fund, LP (“22NW Fund”) is 1455 NW Leary Way, Suite 400, Seattle, WA 98107. 22NW, LP (“22NW”) serves as the investment manager of 22NW Fund. 22NW Fund GP, LLC (“22NW GP”) serves as the general partner of 22NW. Aron R. English is the portfolio manager of 22NW, manager of 22NW GP and president and sole shareholder of 22NW GP, Inc. By virtue of these relationships, 22NW, 22NW GP, 22NW GP, Inc. and Mr. English may be deemed to beneficially own these shares. The foregoing has been derived from a Schedule 13G/A filed by 22NW Fund on February 13, 2023.

CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the listing standards of the NASDAQ Stock Market (“NASDAQ”), a majority of the members of a listed company's Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board of Directors consults with our counsel to ensure that the Board of Director's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as are in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, its senior management and its independent registered public accounting firm, the Board of Directors has affirmatively determined that the majority of our directors and director nominees are independent directors within the meaning of the applicable NASDAQ listing standards. All current members of the Board of Directors, other than Robert Moccia, are independent under the applicable listing standards of NASDAQ.
Board Leadership Structure
Our Board of Directors administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. While management is responsible for identifying risks, our Board of Directors has charged the Audit Committee of the Board of Directors with evaluating financial and accounting risk, the Compensation/Nominating and Governance Committee of the Board of Directors with evaluating risks associated with employees and compensation. Investor-related risks are usually addressed by the Board as a whole.
The Board of Directors met in person or by unanimous consent 10 times during the last fiscal year. During the last fiscal year, the Audit Committee met in person or by unanimous consent 7 times, and the Compensation/Nominating and Governance Committee met in person or by unanimous consent 8 times. All directors attended at least 75% of the aggregate meetings of the Board of Directors and the committees on which they served that were held during the period in which they were a director and a committee member.
Information Regarding the Board of Directors and its Committees
Our Board of Directors has an Audit Committee and a Compensation/Nominating and Governance Committee. The following table provides membership information for each of these committees:
Name	Audit	Compensation/ Nominating and Corporate Governance
Dr. Uri Gieger, Chairman
William Humphries		X
Nachum Shamir		X*
Douglas Strang	X*
Samuel Rubinstein	X	X
Patricia Walker	X
*	Committee Chair
Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage independent advisors, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us.
Audit Committee
The current members of our Audit Committee are Douglas Strang (Chair), Samuel Rubinstein, and Patricia Walker, each of whom we believe satisfies the independence requirements of NASDAQ and the SEC. Mr. Strang chairs this committee and has been designated as the “Audit Committee financial expert” under Item 407(d)(5) of

Regulation S-K. The Board of Directors determined that each member of the Audit Committee satisfies the independence and other composition requirements of the SEC and NASDAQ. Our Board of Directors has determined that each member of the Audit Committee has the requisite accounting or related financial expertise required by applicable NASDAQ rules. Our Audit Committee assists our Board of Directors in its oversight of:
•	appointing, evaluating and determining the compensation of our independent auditors;
•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;
•	reviewing disclosure controls and procedures, internal control over financial reporting, any internal audit function and corporate policies with respect to financial information;
•	reviewing other risks that may have a significant impact on our financial statements;
•	preparing the Audit Committee report for inclusion in the annual proxy statement;
•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;
•	approving all related person transactions, as defined by applicable SEC Rules, to which we are a party; and
•	evaluating annually the Audit Committee charter.
The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.
The charter of our Audit Committee is available in the Corporate Governance section of the Investor Relations section of our website at www.strataskinsciences.com.
Compensation and Nominating/Governance Committee
The current members of our Compensation and Nominating/Governance Committee are Nachum Shamir (Chair), Samuel Rubinstein, and William Humphries each of whom we believe satisfies the independence requirements of NASDAQ. Mr. Shamir chairs this committee. The purpose of our Compensation/Nominating and Governance Committee is to assist in the responsibilities of the Board of Directors relating to compensation of our executive officers. In addition to its role in compensation matters, the purpose of our Compensation and Nominating/Governance Committee is to review all Board of Director-recommended and stockholder-recommended nominees, determine each nominee's qualifications and to make a recommendation to the full Board of Directors as to which persons should be the Board of Directors' nominees. Specific responsibilities of the committee include:
•	reviewing and approving objectives relevant to executive officer compensation;
•
evaluating performance and recommending to the Board of Directors the compensation, including any incentive compensation, of the Chief Executive Officer and other executive officers in accordance with such objectives;

•	reviewing employment agreements for executive officers;
•	recommending to the Board of Directors the compensation for our directors;
•	administering our equity compensation plans and other employee benefit plans;
•	evaluating human resources and compensation strategies, as needed;
•	identifying and recommending to the Board of Directors individuals qualified to become members of the Board of Directors;
•	recommending to the Board of Directors the director nominees for the next annual meeting of stockholders;
•	recommending to the Board of Directors director committee assignments;
•	reviewing and evaluating succession planning for the Chief Executive Officer and other executive officers;
•	monitoring the independence of the directors;
•	developing and overseeing the corporate governance principles applicable to members of the Board of Directors, officers and employees;

•	reviewing and approving director compensation and administering the Non-Employee Director Plan;
•	monitoring the continuing education for our directors; and
•	evaluating annually the Compensation and Nominating/Governance Committee charter.
The Compensation/Nominating and Governance Committee reviews executive compensation from time to time and reports to the Board of Directors, which makes all final decisions with respect to executive compensation. The Compensation/Nominating and Governance Committee adheres to several guidelines in carrying out its responsibilities, including performance by the employees, our performance, enhancement of stockholder value, growth of new businesses and new markets and competitive levels of fixed and variable compensation.
The Compensation/Nominating and Governance Committee considers potential candidates recommended by its members, management and others, including stockholders. In considering candidates recommended by stockholders, the committee will apply the same criteria it applies in connection with candidates recommended by the Compensation/Nominating and Governance Committee. Stockholders may propose candidates to the Compensation/Nominating and Governance Committee by delivering a notice to the Compensation/Nominating and Governance Committee that contains the information required by the Bylaws. The Compensation/Nominating and Governance Committee did not pay any fee to any third party to search for, identify and/or evaluate the 2023 nominees for directors.
The Compensation/Nominating and Governance Committee does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the Board of Directors. Diversity is just one of many factors the Compensation/Nominating and Governance Committee considers in the identification and selection of director nominees. The Company defines diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills and other personal attributes that can foster board heterogeneity in order to encourage and maintain board effectiveness.
The charter of our Compensation/Nominating and Governance Committee is available in the Corporate Governance section of the Investor Relations section of our website at www.strataskinsciences.com.
The Board of Directors' Role in Risk Oversight
Our Board of Directors administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. While management is responsible for identifying risks, the Board of Directors has charged the Audit Committee of the Board of Directors with evaluating financial and accounting risk and the Compensation/Nominating and Governance Committee of the Board of Directors with evaluating risks associated with employees and compensation. Investor-related risks are usually addressed by the Board of Directors as a whole.
Stockholder Communications with the Board of Directors
The Board of Directors has established a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to Jay Sturm, General Counsel at jsturm@strataskin.com or to the following address (our principal executive offices): Board of Directors, c/o Corporate Secretary, 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044. Any such communication must contain:
•	a representation that the stockholder is a holder of record of our capital stock;
•	the name and address, as they appear on our books, of the stockholder sending such communication; and
•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.
Mr. Sturm, as the Corporate Secretary, will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Code of Conduct
We have adopted the Code of Business Conduct and Ethics, the Domestic and Foreign Anti-Corruption Policy and the Whistleblowers’ Hotline Policy and Procedures for Reporting that applies to all officers, directors and employees. These documents are available in the Corporate Governance section of the Investor Relations section of our website at: www.strataskinsciences.com. If we make any substantive amendments to code or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee is responsible for reviewing, approving and managing the engagement of the Company's independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefore, and all other matters the Audit Committee deems appropriate, including the Company's independent registered public accounting firm's accountability to the Board of Directors and the Audit Committee. The Audit Committee reviewed with the Company's independent registered public accounting firms, which are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, their respective judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by the Standards of the Public Company Accounting Oversight Board (“PCAOB”), including; PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission (“SEC”) and other applicable regulations; and discussed and reviewed the results of the Company's independent registered public accounting firm's examination of the financial statements. In addition, the Audit Committee discussed with the Company's independent registered public accounting firms the independent registered public accounting firms’ independence from management and the Company, including the matters in the written disclosures, the letter regarding its independence by Rule 3526 of the PCAOB regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence. The Audit Committee also considered whether the provision of non-audit services was compatible with maintaining the independent registered public accounting firms’ independence.
The Audit Committee discussed with the Company's independent registered public accounting firms the overall scope and plans for its audits and received from them written disclosures and letter regarding their independence. The Audit Committee meets with the Company's independent registered public accounting firms, with and without management present, to discuss the results of its examinations, its evaluations of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during the fiscal year ended December 31, 2022.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC. The Audit Committee has also retained Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.
AUDIT COMMITTEE:
Douglas Strang, Chair
Samuel Rubinstein
Patricia Walker

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met.

EXECUTIVE COMPENSATION
Executive Officers
During the year ended December 31, 2022, our named executive officers were:
•	Robert Moccia, President and Chief Executive Officer
•	Christopher Lesovitz, Chief Financial Officer
•	Shmuel Gov, Senior Vice President
The biographical information for our current executive officers (other than Mr. Moccia which is included above) are below:
Christopher Lesovitz (age 41) Since July 11, 2021, Mr. Lesovitz has served as the Company’s Controller. Previously, he led the finance department at Encore Dermatology, Inc., a fully integrated dermatology company. Prior to that, Mr. Lesovitz held various finance roles with Iroko Pharmaceuticals, LLC, a pharmaceutical company specializing in pain management, serving as its Assistant Controller and as its Senior Accounting Manager. Mr. Lesovitz received his Bachelor of Science in accounting from Villanova University in 2004. Additionally, Mr. Lesovitz is a Certified Public Accountant (CPA) in the Commonwealth of Pennsylvania.
Shmuel Gov (age 63) Mr. Gov is the Company’s Senior Vice President and General Manager in charge of operations at the Company’s manufacturing and R&D facility in Carlsbad, CA. He joined the Company in 2015 as Vice President and General Manager. He has over 25 years of experience in medical device manufacturing, logistics, and R&D. He holds degrees in electronics engineering and international business management.
Components of Executive Compensation during 2022
Mr. Moccia receives a base salary at the rate of Five Hundred Ten Thousand Seven Hundred Thirty-One Dollars ($510,731) per annum, and is entitled to receive other incentives as described in his employment agreement under the heading “Employment Agreement with Robert Moccia” below. He is eligible to participate in the Company’s management incentive plan (“MIP”) and is scheduled to receive a bonus payment for fiscal 2022 performance of Two Hundred Ninety-Nine Thousand Six Hundred Seventy-Seven Dollars ($299,677).
Mr. Lesovitz receives a base salary at the rate of Two Hundred Fifty Thousand Dollars ($250,000) per annum, and is entitled to receive a bonus based upon the performance of the Company’s business during the relevant quarters of each fiscal year (“FY”) and other goals to be proposed by the CEO and approved by the Compensation/Nominating and Governance Committee of the Board. He is eligible to participate in the MIP and is scheduled to receive a bonus payment for fiscal 2022 performance of One Hundred and Six Thousand Two Hundred Fifty Dollars ($106,250).
Mr. Gov’s salary in 2022 was Two Hundred Ninety-Four Thousand dollars ($294,000) which will increase by 4.7% in May 2023 to Three Hundred and Seven Thousand Eight Hundred dollars ($307,800). He is eligible to participate in the MIP and is scheduled to receive a bonus payment for fiscal 2022 performance of One Hundred Thirty-Five Thousand Two Hundred Forty Dollars ($135,240).
On March 30, 2022, the Compensation/Nominating and Governance Committee granted the following options to each of Messrs. Moccia and Lesovitz:
•
VWAP Vesting Options. Mr. Moccia received options to purchase 60,000 shares of common stock under the Company’s 2016 Amended and Restated Omnibus Incentive Plan (the “Plan”), with an exercise price of $1.45 per share, which would vest upon the Company achieving a five trading day volume weighted average per share price ending on December 31, 2022 of $2.00. As this target was not achieved, these options were forfeited for no consideration.

•
Performance Options. Mr. Moccia received options to purchase shares of common stock under the Plan, with an exercise price of $1.45 per share, which would vest upon the Company achieving a specified net revenue target in relation to the Company’s budget over a 12-month period from January 1, 2022 through December 31, 2022, with a “target” of 100,000 shares. Possible payout ranges from 0% of the Target, to 105% of the Target if the goal were exceeded. The Target was met and the 100,000 shares vested.

•
Time Vesting Options. Mr. Lesovitz received options to purchase 100,000 shares of common stock under the Plan, with an exercise price of $1.45 per share, which would vest in one quarter increments over a four year period ending on March 30, 2026.

Under the MIP, our executives and key management personnel, including the named executive officers, may receive an annual cash bonus upon satisfaction of annual financial and strategic goals, which the Compensation/Nominating and Governance Committee establishes at the beginning of each year. Consistent with our compensation policy, individuals with greater job responsibilities have a greater portion of their total cash compensation tied to our corporate performance through the MIP.
Under the MIP, each participant has threshold, target, and maximum potential cash bonus payouts, which the Compensation/Nominating and Governance Committee establishes at the beginning of each fiscal year. The Compensation/Nominating and Governance Committee bases the potential payments on each participant’s job responsibilities and position within our organization. The potential payouts are stated as a percentage of base salary. In establishing the goals, the Compensation/Nominating and Governance Committee gives significant consideration to our prior year’s performance. Satisfactory individual performance is a condition to payment, and, at the end of each fiscal year, the Compensation/Nominating and Governance Committee can, at its discretion, adjust an individual’s payout under the MIP based on such individual’s performance.
Each year, the Compensation/Nominating and Governance Committee also reviews overall financial performance and adjusts for items that are not reflective of normal operating performance for that year. These adjustments are items that the Compensation/Nominating and Governance Committee believes are fair to both participants and stockholders, encourage appropriate actions that foster the long-term health of the business, and are consistent with the objectives underlying our predetermined performance goals. The adjustments identified by the Compensation/Nominating and Governance Committee at the beginning of fiscal year 2022 included expenses related to merger and acquisition activity, unbudgeted pandemic-related supply chain impacts, the impact of restructuring programs, goodwill and intangible asset charges, the impact of tax or accounting changes, and the effects of foreign currency fluctuations. Regarding the supply chain adjustment, the Compensation/Nominating and Governance Committee included the COVID-19 related impact of global shortages and component supply disruptions of electronic chips, other electronic components, and other materials on these goals. The Compensation/Nominating and Governance Committee also reserves the right to make adjustments with respect to other extraordinary, non-recurring items if there is valid business rationale, however, no such discretionary adjustments were made for the fiscal year 2022 MIP.
For fiscal year 2022, the Compensation/Nominating and Governance Committee selected meeting the Company’s budget revenue plan of both recurring and equipment sales revenue as the criteria for determining potential payments under the MIP. Overall, the Compensation/Nominating and Governance Committee believes that the mix of performance metrics supported the objectives of the business established for fiscal year 2022.
For fiscal year 2022, the total payout as a percentage of target was 87%, as shown in the chart and discussed below.
Executive	Bonus as a percentage of base salary	Target	Approved Bonus
Robert Moccia	85%	$334,750	$284,537
Christopher Lesovitz	85%	$125,000	$106,250
Shmuel Gov	92%	$147,000	$135,240
The 2022 MIP payouts will be made in May 2023, with the Compensation/Nominating and Governance Committee taking into account the impact of adjustments that they identified at the beginning of fiscal year 2022 and as discussed above. We set forth the amounts due to each named executive officer for fiscal year 2022 performance under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

SUMMARY COMPENSATION TABLE
The following table includes information for the years ended December 31, 2022, and 2021 concerning compensation for our named executive officers.
Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation ($)(1)	Options(2)	All Other Compensation(3)	Total
Robert Moccia, Director, President and Chief Executive Officer	2022	510,731	299,677	144,920	27,200	982,528
	2021	403,846	—	1,784,421	18,804	2,207,071

Chris Lesovitz, Chief Financial Officer	2022	250,000	42,462	94,000	21,292	407,754
	2021	97,346	—	296,500	3,000	396,846

Shmuel Gov, Senior Vice President and General Manager	2022	290,016	154,910	65,800	25,594	536,320
	2021	264,465	55,363	—	18,600	338,428
(1)	Represents annual bonus amounts paid to the named individuals under the bonus plans in their respective employment agreements.
(2)
These amounts are equal to the aggregate grant-date fair value with respect to the awards made in the respective year, computed in accordance with FASB ASC Topic 718, before amortization and without giving effect to estimated forfeitures.

(3)
“All Other Compensation” includes a car allowance in 2021 and 2022 for Mr. Moccia of $12,500 and $15,000, for Mr. Lesovitz of $3,000 and $12,000, and for Mr. Gov of $7,000 and $12,000. In addition, a 401(k) match in 2021 and 2022 for Mr. Moccia of $6,304, and $12,200, for Mr. Lesovitz of $0 and $9,292, and for Mr. Gov of $11,600 and $$13,594.

Overview of Executive Employment Agreements and Payments upon Termination or Change of Control
Employment Agreement with Robert Moccia
On March 1, 2021, the Company entered into an employment agreement with Robert Moccia to become the Company’s Chief Executive Officer, (the “Employment Agreement”), which provides for, among other things, (i) a three-year term commencing on March 1, 2021, which renews for successive one year additional terms unless a party gives the other party a notice of non-renewal at least 90 days prior to the end of the then applicable employment term, (ii) an annual base salary of $500,000, (iii) an incentive bonus opportunity equal to at least 65% of his base salary for such year, (iii) an initial option (the “Option”) to purchase 1,632,590 shares of common stock, with a strike price as of the close of trading on March 1, 2021 which was $1.73, vesting over a three year period, with 544,198 options vesting on the first anniversary of the date of grant and 136,049 options vesting every three months thereafter and subject to acceleration under certain conditions, (iv) participation in long-term incentive plans and employee benefit plans, including health and 401(k) plans, (v) 20 days of annual vacation, plus 10 established holiday days, per full calendar year of employment, (vi) an automobile allowance of $1,250 per month, and (vi) his appointment to the Company’s board of directors as of March 1, 2021, and nomination and recommendation for election as a director thereafter at annual meetings of stockholders during his employment term when his election is to be considered. The Option is intended to constitute an employment inducement grant under Nasdaq Listing Rule 5635(c)(5). The Company will also pay Mr. Moccia a bonus equal to two times his then base salary if, during the term of his employment, (a) a “Change in Control” (as defined in the Company’s 2016 Omnibus Incentive Plan, as amended from time to time) occurs and (b) as of such Change in Control, the price per share of the Company’s common stock is two times or more than the price of the Company’s common stock as of March 1, 2021.
The Employment Agreement provides Mr. Moccia with severance benefits in the event that his employment is terminated under certain circumstances, including by Mr. Moccia for “Good Reason” and by the Company without “Cause” (each as defined in the Employment Agreement). Upon the termination of Mr. Moccia’s employment, he will automatically resign as a member of the Company’s board of directors. Pursuant to the Employment Agreement, Mr. Moccia is subject to confidentiality, assignment of intellectual property, and restricted activities covenants, the latter of which continues for 12 months after his separation from employment.

Employment Agreement with Christopher Lesovitz
On October 4, 2021, the Company entered into an employment agreement with Christopher Lesovitz to become the Company’s Chief Financial Officer, (the “Employment Agreement”), which provides for, among other things, (i) an annual base salary of $250,000, (ii) an incentive bonus opportunity equal to at least 50% of his base salary for such year assuming the Company achieves 100% of both the Company’s target goals and Employee’s personal goals as shall be approved annually by the Compensation Committee, (iii) an initial option to purchase 250,000 shares of common stock, with a strike price as of the close of trading on October 16, 2021 which was $1.88, vesting ratably over a four year period and subject to acceleration under certain conditions, (iv) participation in any standard group benefit plans maintained generally for senior level employees of the Company, (v) four weeks of annual vacation per full calendar year of employment, and (vi) an automobile allowance of $1,000 per month.
The Employment Agreement provides Mr. Lesovitz with severance benefits in the event that his employment is terminated. In the event of, and only upon, the termination of the employment of Mr. Lesovitz under the Employment Agreement (i)(A) upon a “Change of Control” (as defined in the Employment Agreement) unless the new controlling person or entity of the Company’s business and/or assets determines otherwise and (B)(1) if Employee has not been offered post-Change of Control employment by the Company or any successor entity, or (2) if Employee is offered post-Change of Control employment by the Company or any successor entity, the position offered to Mr. Lesovitz would result in a material reduction in Mr. Lesovitz’s duties, authority or responsibilities as in effect immediately prior to such Change of Control, or Mr. Lesovitz is offered post-Change of Control employment and accepting such employment requires that Mr. Lesovitz relocate to an office more than 75 miles from his primary residence or (ii) the Company terminates Mr. Lesovitz’ s employment other than for death, disability (as defined in the Employment Agreement), “Cause” (as defined in the Employment Agreement), or his voluntary termination, then the Company shall pay Mr. Lesovitz (I) an amount equal to his then current base salary for nine (9) months payable in equal installments, less applicable taxes and withholdings, pursuant to the Company's normal payroll procedures over nine (9) months, and (II) provided Mr. Lesovitz timely elects, and remains eligible for, continued group health plan benefits to the extent authorized by and consistent with COBRA, reimburse him, on a monthly basis upon presentation of proof of payment by Mr. Lesovitz, for COBRA premiums in an amount such that his net cost (after tax) for continued health insurance coverage is the same as his cost for such benefits as in effect on the date of termination and such reimbursement shall continue until the earlier of the date that is nine (9) months after the date of termination and the date Mr. Lesovitz becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA. Pursuant to the Employment Agreement, Mr. Lesovitz is subject to confidentiality, assignment of intellectual property, and restricted activities covenants, the latter of which continues for 12 months after his separation from employment.
Severance Agreement with Shmuel Gov
As of August 2, 2021 the Company entered into a severance agreement with Mr. Gov, providing for certain benefits and payments in the event of a Change in Control, as defined in the agreement. Should the payment obligation be triggered, Mr. Gov would be entitled to severance in an amount equal to his then annual base compensation then in effect for nine (9) months payable in equal installments, less applicable taxes and withholdings, pursuant to the Company's normal payroll procedures over nine (9) months. A pro-rata payment from the Company’s annual bonus plan for the fiscal year in which his termination occurred, equal to the payment he would have received had he remained in the employment of the Company through the end of such fiscal year, multiplied by a fraction, the numerator of which is the number of full months elapsed from the start of such fiscal year to the date of your termination of employment, and the denominator of which is 12. For a period of nine (9) months following his termination, he will remain eligible to participate, on the same terms and conditions as apply from time to time to the Company’s senior management generally, in the health, vision and dental programs of the Company; provided, however, that such eligibility will cease at such time as he becomes eligible to participate in comparable programs of a subsequent employer.

Outstanding Equity Awards Value at Fiscal Year-End Table
The following table includes certain information with respect to the value of all unexercised options and unvested shares of restricted stock previously awarded to the executive officers named above at the fiscal year end, December 31, 2022.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unvested Options (#)	Option Exercise Price	Option Expiration Date
Robert Moccia	3/1/2021	57,803	115,606	$1.73	3/1/2031
	3/1/2021	894,542	564,639	$1.73	3/1/2031
	3/30/2022	0	100,000	$1.45	3/30/2032
Christopher Lesovitz	10/18/2021	62,500	187,500	$1.88	10/18/2031
	3/30/2022	0	100,000	$1.45	3/30/2032
Shmuel Gov	6/7/2016	15,000	0	$3.75	6/7/2026
	6/4/2028	200,000	0	$1.93	6/4/2028
	11/22/2019	100,000	0	$2.46	11/22/2029
	11/13/2020	66,666	33,334	$1.46	11/13/2030
	3/30/2022	0	70,000	$1.45	3/30/2032
(1)	Options granted were under the 2016 Omnibus Incentive Plan.

PAY VERSUS PERFORMANCE INFORMATION
In August 2022, the SEC adopted final rules to implement Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The following information about the relationship between executive compensation actually paid and certain financial performance of the Corporation is provided pursuant to Item 402(v) of SEC Regulation S-K.
Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)(5)	Net Income (Loss) (millions)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$982,528	($193,553)	$642,201	$155,577	$53.00	($5,486)
2021	$2,207,071	$2,822,557	$367,637	$574,437	$98.00	($2,672)
(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Robert Moccia (President and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Moccia, as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Moccia during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Moccia total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2022	$982,528	$144,920	($1,031,161)	($193,553)
2021	$2,207,071	$1,784,421	$2,399,907	$2,822,557
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) an amount equal to the change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, an amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	$79,000	($462,567)	n/a	($647,595)	n/a	n/a	($1,031,161)
2021	$2,399,907	n/a	n/a	n/a	n/a	n/a	$2,399,907

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s named executive officers as a group (excluding Mr. Moccia) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Moccia) included for purposes of calculating the average amounts in each applicable year are as follows: for 2022 and 2021, Mr. Chris Lesovitz and Mr. Shmuel Gov.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Moccia), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Moccia) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Moccia) for each year to determine the compensation actually paid, using the same methodology described in Note 2 above:

Year	Average Reported Summary Compensation Table Total for Non- PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	$642,201	($101,573)	($385,050)	$155,577
2021	$367,637	($148,250)	$355,050	$574,437
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	$67,150	($65,167)	n/a	($387,033)	n/a	n/a	($385,050)
2021	$367,500	($3,000)	n/a	($9,450)	n/a	n/a	$355,050
(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of cash dividends for the measurement period, assuming dividend reinvestment, and the difference between the Corporation’s share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.
Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

Compensation Actually Paid and Net Income (Loss)
The following chart presents the amount of compensation actually paid to Mr. Moccia (our PEO), the average compensation actually paid to our Named Executives as a group (excluding Mr. Moccia) and the company's net income over the years presented in the Pay Versus Performance tables above.

Relationship Between Compensation Actually Paid and Company Net Income
Compensation Actually Paid
$3,000,000
$2,750,000
$2,500,000
$2,250,000
$2,000,000
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$-
$(250,000)
$(500,000)
Net Income (in millions)
$-
$(1,000,000)
$(2,000,000)
$(3,000,000)
$(4,000,000)
$(5,000,000)
$(6,000,000)
FY2021
FY2022
CEO Comp. Actually Paid
Non-CEO NEOs Comp. Actually Paid
Net Income $(2,672,000) $(5,486,000)

Compensation Actually Paid and Cumulative TSR
The following chart presents the amount of compensation actually paid to Mr. Moccia (our PEO), the average compensation actually paid to our Named Executives as a group (excluding Mr. Moccia) and the company's TSR over the years presented in the Pay Versus Performance tables above.

Relationship Between Compensation Actually Paid and Company TSR
$3,000,000
$2,750,000
$2,500,000
$2,250,000
$2,000,000
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$-
$(250,000)
$(500,000)
Compensation Actually Paid
$120
$100
$80
$60
$40
$20
$-
Total Shareholder Return (TSR)
FY2020
FY2021
FY2022
CEO Comp. Actually Paid
Non-CEO NEOs Comp. Actually Paid
Value of $100 Investment

All information provided above under the “Pay Versus Performance Information” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION
During 2022, non-management directors received the following compensation as applicable to each particular director.
1.	$70,000 base compensation.
2.	$150,000 base compensation for the Chairman of the Board. Dr. Geiger does not receive this additional compensation in connection with his service as Chairman of the Board effective July 1, 2023.
3.	$10,000 for the Chairman of the Compensation, Nominating Committee.
4.	$20,000 for the Chairman of the Audit Committee.
5.	$5,000 for membership on each committee (not to be paid to the Chair of the committees).
6.	New independent Board members shall receive a one-time grant of 20,000 stock options.
Except for Dr. Geiger, whose company rules prevent accepting equity and for Mr. Humphries, base compensation is to be paid generally up to no more than 50% in cash; that non-cash payments will be in the form of restricted stock units paid quarterly and vesting quarterly. Payment will be made for each quarter in arrears.
The table below sets forth our non-employee directors’ compensation for the year ended December 31, 2022.
DIRECTOR COMPENSATION TABLE
Name	Fees Earned ($)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
William Humphries	$155,000	—	—	$155,000
Uri Geiger(1)	$77,500	—	—	$77,500
Samuel Rubinstein	$45,000	$35,000	—	$80,000
Nachum Shamir	$40,000	$40,000	—	$80,000
Patricia Walker(2)	$32,812	$69,924	—	$102,736
Douglas Strang	$55,000	$52,500	—	$107,500
(1)	Fees paid on behalf of Dr. Geiger were paid to Accelmed as a result of the fact that Accelmed’s partnership agreement precludes the receipt of any equity.
(2)	Dr. Walker joined the Board in February 2022.
(3)
Stock awards are comprised of restricted stock units and options issued pursuant to the director compensation plan as discussed above. The option grants are equal to the aggregate grant-date fair value with respect to the awards made in the respective year, computed in accordance with FASB ASC Topic 718, before amortization and without giving effect to estimated forfeitures.

Limitation on Directors' Liabilities; Indemnification of Officers and Directors
Our Fifth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and stockholders and other items. Our Certificate of Incorporation and bylaws also contain extensive indemnification provisions, which will permit us to indemnify our officers and directors to the maximum extent provided by Delaware law. Pursuant to our Certificate of Incorporation and under Delaware law, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for (i) any breach of the director's duty of loyalty; (ii) acts for omissions not in good faith or which involve intentional misconduct or a knowing violation of law; breach of duty with respect to dividends and other distributions; or (iv) any transaction from which the director derived an improper personal benefit.
Directors' and Officers' Liability Insurance
We have obtained directors' and officers' liability insurance. We are required under our indemnification agreements to maintain such insurance for us and members of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
On March 30, 2018, the Company entered into a stock purchase agreement (the “Accelmed Purchase Agreement”) with Accelmed Partners, pursuant to which Accelmed agreed to invest $13.0 million to purchase, upon closing, 12,037,037 shares of the Company's common stock at a price per share of $1.08. The Company may incur additional expenses, or Accelmed may receive additional shares in the event of certain contingencies. Upon closing under the Accelmed Purchase Agreement, Accelmed was the largest shareholder of the Company.
The Accelmed Purchase Agreement also requires that the Company indemnify Accelmed for certain items as defined in the Accelmed Purchase Agreement, which may result in the issuance of additional shares of the Company's common stock to the Investors in the event the Company incurs additional cash obligations above the thresholds contained in the Accelmed purchase Agreement, including excess amounts from sales taxes, broker fees, insurance coverage and legal fees (the “Retained Risk Provisions”). Pursuant to the Retained Risk provisions, Accelmed received an additional 75,590 shares.
Review, Approval or Ratification of Transactions with Related Persons
In accordance with its charter, the Audit Committee is responsible for reviewing all “related party transactions” (defined as such transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an on-going basis. All such related party transactions must be approved by the Audit Committee.

Proposal No. 1
ELECTION OF DIRECTORS
There are five (5) nominees for the five (5) director positions presently authorized by our Board of Directors and our Bylaws. The names of the persons who are nominees for director and their positions and offices with us are set forth in the table below. Each director to be elected will hold office until the 2023 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Although there is no formal policy, we encourage our directors to attend our annual meetings, and each director, then in office, was in attendance at the 2022 annual meeting.
Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five (5) nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee as the Board of Directors may propose. Each of the nominees listed below has been nominated for and has agreed to stand for election and we have no reason to believe that any nominee will be unable to serve. Each of Messrs. Humphries, Shamir and Strang and Dr. Walker advised the Board of Directors that they did not seek to be re-nominated.
The following is a brief biography of each nominee for director:
Name	Position	Age
Dr. Uri Geiger	Chairman of the Board	55
Robert Moccia	President, Chief Executive Officer and Director	65
Wayne Cafran	Director Nominee	62
Irit Yaniv, MD	Director Nominee	59
Samuel Rubinstein	Director	84
Dr. Uri Geiger is our Chairman of the Board. Dr. Uri Geiger has served as Managing Partner of Accelmed, a private equity investment firm he co-founded in 2009 focused on medical device companies. He currently serves as Strata’s Chairman of the Board of Directors. Prior to founding Accelmed, Dr. Geiger served as the CEO of Exalenz Bioscience Ltd., a medical technology company, from May 2006 until December 2008. Prior to that, Dr. Geiger co-founded and was the CEO of GalayOr Networks, a developer of optical components from 2001 until 2003. Dr. Geiger was also the founding partner of Dragon Variation Fund in 2000, one of Israel's first hedge funds, which was sold to Migdal in 2007. Dr. Geiger worked on Wall Street during the 1990s, where he gained a broad understanding of and significant experience in capital markets. Dr. Geiger was formerly an adjunct professor at Tel Aviv University's Recanati School of Business where he lectured on private equity and venture capital and authored the books “Startup Companies and Venture Capital” and “From Concept to Wall Street.” He earned his doctorate from New York’s Columbia University Center for Law & Economics, where he majored in global equity markets. Uri Geiger brings extensive entrepreneurial, management and investment know-how having created and built many successful medical device enterprises. Dr. Geiger served as Chairman and Board member of over 30 medical device companies including a number of NASDAQ listed companies. Dr. Geiger served as the Chairman of the Board of Directors of Cogentix Medical from November 2016 until its sale in April 2018 and he is currently on the board of a number of public and private medical device companies. Dr. Geiger has served on the board of directors of NeuroPace, Inc., a publicly traded medical device company focused on epilepsy, since January 2023 and Minerva Surgical, Inc., a publicly traded medical device company focused on uterine healthcare, since February 2023. We believe Dr. Geiger’s qualifications to serve on our Board of Directors includes his extensive entrepreneurial, management and investment know-how having created and built many successful medical device enterprises.
Robert “Bob” Moccia assumed the duties of Chief Executive Officer and member of the Board on March 1, 2021. Mr. Moccia has more than 20 years of executive management experience as President, COO, and CEO of small to mid-sized specialty pharmaceutical companies and over 35 years of global pharmaceutical experience with expertise in general management, operations, strategic planning, business development, product development, sales, marketing, and building customer focused organizations. In 2014 Mr. Moccia co-founded Encore Dermatology. Prior to founding Encore, Mr. Moccia was CEO of Precision Dermatology Inc., which was sold to Valeant in 2014. Mr. Moccia has marketed and/or launched over 30 dermatological products in the US. He has completed multiple licenses, acquisitions and partnerships in the dermatology space. Mr. Moccia has held executive management positions at Medicis Pharmaceuticals (Sr. VP of Corporate Development), Graceway Pharmaceuticals (President & COO), and Bioglan Pharmaceuticals (President). He also spent time at Dermik and Stiefel Laboratories in sales, marketing, and business development. Mr. Moccia holds a B.S. in Biology from Stonehill College. We believe Mr. Moccia's qualifications to serve on our Board of Directors includes his extensive experience in the dermatology medical device, pharmaceutical industries and his role as Chief Executive Officer of the Company.
Wayne Cafran is an Advisor for MyNextSeason, Mr. Cafran applies his entrepreneurial spirit and more than 30 years of Big Four leadership to his client work. He is practiced at responding to industry evolutions and creating transformational strategies; as a former Principal with KPMG, led Healthcare Advisory services with responsibility for oversight, growth, and business development of key accounts. Mr. Cafran also served as a national leader for the Healthcare Internal Audit practice, assisting and advising on all aspects of client services, as well as acting as lead partner to the firm’s largest clients. Previously, he started the firm’s Healthcare Internal Audit practice, where he drove significant market share growth. A valued advisor to audit committees, he has deep experience with governance practice, internal controls, and regulatory change. Mr. Cafran has demonstrated a career-long devotion to mentoring others and is a Certified Professional Coach from the Institute for Professional Excellence in Coaching. Passionate about promoting diversity at all levels, he served as a Champion on KPMG’s African American Business Resources Group as well as KPMG’s Veterans Business Resource Group.He currently serves as a Board Director for EmblemHealth and was previously a Board Chair and Audit Committee Chair for Liberation Programs. He holds a BA in Political Science from Binghamton University and a Master of Public Administration in Health Finance from New York University. We believe Mr. Cafran’s qualifications to serve on our Board of Directors includes his extensive audit and healthcare experience. The Chairman recommended that Mr. Cafran be approached for a seat on the Board.
Shmuel (Samuel) Rubinstein became a director of the Company effective May 29, 2018. Mr. Rubinstein years of experience in the pharmaceutical and medical device fields include having served for over 20 years as the Chief Executive Officer and General Manager of Taro Pharmaceuticals Industries, overseeing its successful acquisition by SUN Pharma.. In 2003, Mr. Rubinstein received the Exceptional Industrialist award. During these years he also finished an International Marketing Course at the Wharton School of the University of Pennsylvania. Mr. Rubinstein serves as a board member on the boards of Mediwound Ltd., Medison Biotech, Trima Pharma (where he serves as chairman), and KSDG. He previously served on the boards of Exalenz (acquired by VIVO), Kamada (KMDA), and Clal Biotechnology Industries (CBI), and is a consultant to Sol-Gel Pharma. Mr. Rubinstein is also a director at the Medical Research Fund near The Tel Aviv Sourasky Medical Center and The National Authority for Yiddish Culture. We believe Mr. Rubinstein's qualifications to serve on the Board of Directors include his wealth of knowledge and industry expertise in finance, investment banking, mergers and acquisitions, equity research and investment management experience in the dermatology industry.

Dr. Irit Yaniv has more than 25 years of experience in the venture capital, pharmaceutical and MedTech industries. As a senior manager, skilled physician, and experienced board member, she possesses a highly developed combination of leadership, decision making and business skills. Dr. Yaniv has served as partner at Accelmed Ventures since 2012. During this time she led Eximo from pre-clinical development through acquisition. Dr. Irit Yaniv previously served as Executive Director and Chairperson of Accelmed's Innovation Hub portfolio companies, a global group of funds investing and acquiring control in HealthTech companies focused on Buyout and Non-Control transactions in commercial stage companies. Dr. Yaniv holds an MD degree from the Ben-Gurion University and an MBA from the Recanati Business School at Tel Aviv University. We believe Dr. Yaniv’s qualifications to serve on our Board of Directors includes her extensive healthcare and medical device industry experience. The Chairman recommended that Dr. Yaniv be approached for a seat on the Board.
Board Diversity Matrix as of August 31, 2023
Board Size
Total Number of Directors	7
Gender	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	6	1
Number of directors who identify in any of the categories below
African American or black
Alaskan Native or American Indian
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
Two or More Races or Ethnicities
LGBTQ
Undisclosed
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE
NOMINEES IN PROPOSAL NO. 1.

Proposal No. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that the Board of Directors submit the selection of Marcum LLP as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
Stockholder ratification of the selection of Marcum LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors, on behalf of the Audit Committee, is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

Proposal No. 3:
APPROVAL OF REVERSE STOCK SPLIT
We are asking you to adopt a proposed certificate of amendment to our Current Charter (the “Stock Split Certificate”), to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, with a ratio in the range of 1-for-5 and 1-for-25, such ratio to be determined by the Board in its discretion, with respect to the issued and outstanding common stock of the Company. The Reverse Stock Split will also affect outstanding options and restricted stock units (“RSUs”), as described in “Effect on Equity Compensation Plan, Outstanding Options and RSUs” below.
This description of Proposal No. 3 is a summary and is qualified by the full text of the Stock Split Certificate is attached to this Proxy Statement as Appendix A and incorporated herein by reference. The text of the Stock Split Certificate is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware to effect the proposed Reverse Stock Split.
Approval of Proposal No. 3 (the “Reverse Stock Split Proposal”) will grant our Board the authority, without further action by the stockholders, to carry out the Reverse Stock Split, with the exact Reverse Stock Split ratio and timing to be determined at the discretion of the Board and set forth in a public announcement within 6 months after stockholder approval at the Annual Meeting. Even if our stockholders approve this proposal, our Board may determine in its discretion not to effect the Reverse Stock Split prior to the time the Stock Split Certificate is filed and becomes effective. In addition, our Board may determine to effect the Reverse Stock Split even if the trading price of our common stock is at or above the $1.00 per share minimum bid price required for continued listing under Nasdaq rules.
The Reverse Stock Split would not change the number of authorized shares of common stock or preferred stock, the par value of common stock or preferred stock or the relative voting power of our stockholders. Also, the Reverse Stock Split, if effected, would affect all of our holders of common stock uniformly.
The Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar actions to our Board or our stockholders.
There are certain risks associated with a Reverse Stock Split, and we cannot accurately predict or assure that the Reverse Stock Split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with the Reverse Stock Split”). However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to effect the Reverse Stock Split.
Background
Our common stock is currently listed on Nasdaq under the symbol “SSKN.” The continued listing requirements of Nasdaq provide, among other things, that our common stock must maintain a closing bid price of at least $1.00 per share. On June 29, 2023, we received a notification from the Listing Qualifications Department of Nasdaq indicating that for the last 30 consecutive business days, the closing bid price of our common stock was below $1.00 per share, which is the minimum required closing bid price for continued listing on the Nasdaq Capital Market pursuant to Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until December 26, 2023 to regain compliance. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days. If the Company does not regain compliance by December 26, 2023, the Company may be eligible for a second 180-calendar-day period, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing requirements for Nasdaq, other than the minimum bid price requirement, and the Company provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period.
If the Company is not eligible for the second compliance period or Nasdaq concludes that the Company will not be able to cure the deficiency during the second compliance period, Nasdaq will provide written notice to the Company that the Company’s common stock will be subject to delisting. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its securities, but there can be no assurance that Nasdaq would grant the Company’s request for continued listing.

As of September 21, 2023, the closing bid price per share of our common stock was $0.70. There can be no assurance that the trading price of our common stock will not remain below $1.00 per share in the future. In order to ensure continued compliance with Nasdaq listing rules, and listing on Nasdaq, our Board believes it is in the best interests of the Company and its stockholders to effect the proposed Reverse Stock Split.
Our Board determined that the continued listing of our common stock on Nasdaq is beneficial for our stockholders. The delisting of our common stock from Nasdaq would likely have very serious consequences for the Company and our stockholders. If our common stock is delisted from Nasdaq, our Board believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock.
The purpose of the Reverse Stock Split is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of the common stock in order to meet the continuing listing requirements of Nasdaq. Our Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our continued listing on Nasdaq. Accordingly, our Board approved and recommended the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets Nasdaq’s continued listing requirements.
The Reverse Stock Split will affect outstanding options and RSUs, as described in “Effect on Equity Compensation Plan, Outstanding Options and RSUs” below. Approval of the Reverse Stock Split Proposal will grant our Board the authority, without further action by the stockholders, to carry out the Reverse Stock Split, with the exact Reverse Stock Split ratio and timing to be determined at the discretion of the Board and set forth in a public announcement within 6 months after stockholder approval at the Annual Meeting. Even if our stockholders approve this proposal, our Board may determine in its discretion not to effect the Reverse Stock Split prior to the time an Approved Proposed Charter Proposal Amendment is filed and becomes effective. In addition, our Board may determine to effect the Reverse Stock Split even if the trading price of our common stock is at or above the $1.00 per share minimum bid price required for continued listing under Nasdaq rules.
Reasons for the Reverse Stock Split
The principal purpose of the Reverse Stock Split is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of the common stock in order to meet the continuing listing requirements of Nasdaq. Accordingly, our Board approved the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets Nasdaq’s continued listing requirements. Our Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our continued listing on Nasdaq. Our Board may determine to effect the Reverse Stock Split even if the trading price of our common stock is at or above the $1.00 per share minimum bid price required for continued listing under Nasdaq rules.
Board Discretion to Implement the Reverse Stock Split
Our Board believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single Reverse Stock Split ratio) is in the best interests of our stockholders because it provides the Board with the flexibility to achieve the desired results of the Reverse Stock Split at the time it is effected and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, the Board would carry out the Reverse Stock Split only upon its determination that the Reverse Stock Split would be in the best interests of our stockholders at that time. The Board would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, the Board may consider numerous factors including:
•	the historical and projected performance of our common stock;
•	general economic and other related conditions prevailing in our industry and in the marketplace;
•	the projected impact of the Reverse Stock Split ratio on trading liquidity in our common stock and our ability to maintain continued listing on Nasdaq;

•	the then-prevailing trading price for our common stock and the volume level thereof; and
•	the potential devaluation of our market capitalization as a result of the Reverse Stock Split.
Our Board intends to select a reverse stock split ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.
Certain Risks Associated with the Reverse Stock Split
Before voting on this proposal, stockholders should consider the following risks associated with effecting the Reverse Stock Split:
•
As noted above, the principal purpose of the Reverse Stock Split is to increase the market price of our common stock in order to improve the likelihood that we will be allowed to maintain our continued listing on Nasdaq. However, the Reverse Stock Split, if effected, may not have the effect of increasing the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding, or at all. If the proposed Reverse Stock Split does result in an increase in the market price of our common stock, the increase may not be long-term or permanent. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. We cannot predict the effect that the Reverse Stock Split may have upon the market price of our common stock with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

•	Even if our stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet Nasdaq’s continued listing requirements.
•
The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•
Although our Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split
If the Reverse Stock Split is approved and effected with respect to the issued and outstanding common stock, each holder of common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding shares of common stock at the same Reverse Stock Split ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company. The relative voting rights and other rights and preferences that accompany the shares of common stock will not be affected by the Reverse Stock Split. Shares of common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to take the Company private. Accordingly, the Reverse Stock Split is not related to a strategy to do so.
The Reverse Stock Split will have no effect on the number of authorized shares of common stock or preferred stock or the par value of the common stock or preferred stock.
Effect on Common Stock if the Share Increase Proposal is Approved
Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on stockholders, the proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease.

Such proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease by a greater margin if the Share Increase Proposal is also approved.
Tabular Illustration of Effect of Stock Split
The following table contains approximate information relating to our common stock immediately following the Reverse Stock Split under certain possible Reverse Stock Split ratios, based on share information as of August 31, 2023, without giving effect to the treatment of fractional shares, and under the two potential scenarios of the Share Increase Proposal being approved and the Share Increase Proposal NOT being approved.
Share Increase Proposal Approved	Pre-Reverse Stock	Post-Split	Post-Split	Post-Split
	Split	(1:5)	(1:10)	(1:25)
Number of authorized shares of common stock	150,000,000	150,000,000	150,000,000	150,000,000
Number of outstanding shares of common stock	34,913,886	6,982,777	3,491,389	1,396,555
Shares of common stock reserved for issuance upon exercise of warrants(1)	800,000	160,000	80,000	32,000
Allocated - shares of common stock reserved for issuance upon exercise/settlement of plan awards(2)	5,336,491	1,067,298	533,649	213,460
Unallocated - authorized shares of common stock but not issued or outstanding, or reserved for issuance, under our plans(2)	2,145,724	429,145	214,572	85,829
Fully diluted shares of common stock (issued and reserved for issuance)	43,196,101	8,639,220	4,319,610	1,727,844
Shares of common stock authorized but not issued or reserved (and % of total authorized shares of common stock)(2)	106,803,899	141,360,780	145,680,390	148,272,156
	(71.2%)	(94.2%)	(97.1%)	(98.8%)
(1)	Includes 800,000 shares (on a pre-split basis) issuable upon exercise of outstanding warrants.
(2)	Includes shares issuable upon exercise of awards under the Plan and shares issuable under an option to Robert Moccia granted in March 2021 not included in the Plan.
Effect on Equity Compensation Plan, Outstanding Options and RSUs
If the Reverse Stock Split is approved and effected, the total number of shares of common stock reserved for issuance under our 2016 Omnibus Incentive Plan would be reduced in proportion to the ratio selected by our Board. As of August 31, 2023, there were a total of (i) 5,336,491 shares of common stock reserved for issuance upon the exercise of stock options and the settlement of RSUs outstanding under the 2016 Omnibus Incentive Plan, and (ii) 2,496,160 shares remained available for future awards under our 2016 Omnibus Incentive Plan. Following the Reverse Stock Split, if any, such reserves would be reduced to between 499,232 and 99,846 shares would be available for future awards under our 2016 Omnibus Incentive Plan.
Under the terms of our outstanding options and RSUs, the Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock issuable upon exercise or settlement, as applicable, of such options and RSUs in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise price of such options. The number of shares of common stock issuable upon exercise or settlement of outstanding options and RSUs and the exercise or purchase price related thereto, as applicable, would be equitably adjusted in accordance with the terms of the Plan or the options to Robert Moccia granted in March 2021, as applicable, which may include rounding the number of shares of common stock issuable to the nearest whole share.
Potential Anti-Takeover Effect
The Reverse Stock Split would result in an increase in the proportion of authorized but unissued shares of common stock relative to our outstanding shares, which could be construed as having an anti-takeover effect. Our Board has not proposed the Reverse Stock Split with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance as a result of the Reverse Stock Split could, under certain circumstances, discourage or make more difficult efforts to obtain control of our Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our Board from taking any appropriate actions consistent with its fiduciary duties.

Accounting Matters
The Reverse Stock Split will not affect the par value per share of common stock, which will remain unchanged at $0.001 per share. As a result of the Reverse Stock Split, at the effective time, the stated capital on our balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced in proportion to the ratio of the Reverse Stock Split. Correspondingly, the additional paid-in capital account, which consists of the difference between the stated capital and the aggregate amount paid upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. The stockholders’ equity, in the aggregate, will remain unchanged. In addition, the per share net income or loss of common stock, for all periods, will be restated because there will be fewer outstanding shares of common stock. We do not anticipate any other material accounting consequences would arise as a result of a reverse stock split.
Mechanics of the Reverse Stock Split
Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)
Upon the Reverse Stock Split, we intend to treat common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.
Effect on Registered “Book-Entry” Holders of Common Stock
Holders of common stock may hold some or all of their common stock electronically in book-entry form with our transfer agent. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.
Effect on Holders of Stock Certificates
Holders of common stock may hold stock certificates representing some or all of their common stock. As of the effective date of the Reverse Stock Split, each certificate representing pre-split shares of common stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-split shares of common stock as a result and at the time of the Reverse Stock Split. As soon as practicable after the effective date of the Reverse Stock Split, our transfer agent, American Stock Transfer & Trust Company, LLC, will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of the Company’s common stock either as stock certificates (including legends, if appropriate) or electronically in book-entry form, as determined by the Company.
Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share that would otherwise result from the Reverse Stock Split because the stockholder owns a number of shares not evenly divisible by the ratio would instead settle in cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our common stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our common stock on the trading day immediately preceding the effective date of the Reverse Stock Split. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.
No Dissenters’ or Appraisal Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

U.S. Federal Income Tax Considerations
The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of common stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.
This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not U.S. Holders (defined below); or (xiii) certain former citizens or long-term residents of the United States.
In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.
This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such stockholder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A stockholder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.
Vote Required
The approval of Proposal No. 3 requires the affirmative vote of at least a majority of the total outstanding shares entitled to vote, regardless of whether such shares are present in person or represented by proxy at the annual Meeting. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote AGAINST these proposals. Proposal 3 is considered a routine proposal, and therefore we do not expect any broker non-votes with respect to this proposal.
If Proposal No. 3 is approved by the requisite number of our stockholders, we expect to file the Stock Split Certificate with the Secretary of State of the State of Delaware following the Annual Meeting (with the exact Reverse Stock Split ratio and timing to be determined at the discretion of the Board and set forth in a public announcement), which Stock Split Certificate will become effective at the time of filing and amend our then existing certificate of incorporation.
Notwithstanding the foregoing, at any time prior to the effectiveness of the filing of the Stock Split Certificate with the Secretary of State of the State of Delaware, our Board reserves the right to abandon the Stock Split Certificate and not to file the Stock Split Certificate, even if the Stock Split Certificate is approved by our stockholders, if our Board, in its discretion, determines that the Stock Split Certificate is no longer in the best interests of our Company or our stockholders.
If Proposal No. 3 is not approved by the requisite vote of our stockholders, then the Stock Split Certificate will not be filed with the Secretary of State of the State of Delaware and our Current Charter will not be amended thereby.
Stockholders are urged to vote FOR Proposal No. 3. If we do not receive approval of the Stock Split Certificate, we will not be able to effect the reverse stock split. As discussed above, if we do not effect the reverse stock split, it is likely that we will not be able to meet the $1 minimum closing bid price continued listing requirement of Nasdaq, and, consequently, our common stock would be delisted from Nasdaq.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 3.

Accountant Fees
The following table shows the fees paid or accrued by us for the audit and other services provided by Marcum LLP for 2021, and 2022:
	2022	2021
Audit Fees(1)	$437,048	$340,283
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$437,048	$340,283
(1)
Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)	Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in “audit fees” in this table.
(3)	Consists of all tax related services.
(4)	There were no other fees billed by Marcum LLP for the years ended December 31, 2022, and 2021.
Pre-Approval of Audit and Non-Audit Services
Consistent with the SEC's rules, the Audit Committee charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee's pre-approval policy provides as follows:
•
First, once a year when the base audit engagement is reviewed and approved, management will identify all other services (including fee ranges) for which management knows it will engage Marcum LLP for the next 12 months. Those services typically include quarterly reviews, specified tax matters, certifications to the lenders as required by financing documents, consultation on new accounting and disclosure standards and, in future years, reporting on management's internal controls assessment.

•	Second, if any new “unlisted” proposed engagement arises during the year, the engagement will require approval of the Audit Committee.
All fees to our independent accounting firm were approved by the Audit Committee.

Proposal No. 4
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
We are providing stockholders with an advisory vote on executive compensation as required by Section 14A of the Exchange Act. The last advisory vote on executive compensation was held at our 2020 Annual Meeting of Stockholders.
Stockholders are urged to read the Executive Compensation section of this Proxy Statement, including the Summary Compensation Table and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers.
Stockholders are being asked to vote on the following resolution:
RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.
This advisory vote on executive compensation, commonly and herein referred to as a “say-on-pay” advisory vote, is not binding on our Board of Directors. However, the Board of Directors and the Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements. If the frequency of voting on executive compensation remains at every three years, our next vote on executive compensation will occur in connection with our 2026 Annual Meeting.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 4.

Proposal No. 5
ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
This Proposal No. 5 affords stockholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual stockholder meetings (or special stockholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 5, stockholders may vote to have the say-on-pay vote every year, every two years or every three years.
As an advisory vote, this proposal is not binding upon the Company. However, the Compensation/Nominating and Governance Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making a decision as to the frequency of future say on pay votes.
The Board, based upon a recommendation of the Compensation/Nominating and Governance Committee, believes that the optimal frequency for holding say-on-pay votes should be every three years. The Board believes that this time frame would allow for the Compensation Committee to respond fully to stockholder votes from the previous vote. We believe that closely aligning the interests of management with long-term stockholder value is a key feature of our executive compensation program. As permitted by the SEC’s rules, the Company anticipates holding its next advisory vote on how often to include a say-on-pay vote in its proxy materials at its annual meeting of stockholders in 2029.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EVERY THREE YEARS.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may notify your broker or direct your written request to: STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, Attention: Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By	Order of the Board of Directors
/s/ Robert Moccia
Robert Moccia
President and Chief Executive Officer
September 25, 2023
A copy of our Annual Report on Form 10-K for the year ended December 31, 2022 is available without charge upon written request to: STRATA Skin Sciences, Inc., 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044, Attention: Secretary.

Appendix A

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
STRATA SKIN SCIENCES, INC.
Strata Skin Sciences, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:
1.
The name of the Corporation is Strata Skin Sciences, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of New York in 1989 under the name Electro-Optical Sciences, Inc. and subsequently reincorporated under the laws of the State of Delaware in 1997. In April 2010, we changed our name to MELA Sciences, Inc. On January 5, 2016, we changed our name to STRATA Skin Sciences, Inc.

2.
The terms and provisions of this Certificate of Amendment of Amended and Restated Certificate of Incorporation have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors of the Company (the “Board of Directors”) and have been duly approved by the consent of the stockholders of the Company in accordance with Section 211 of the DGCL.

3.	The following amendment to the Amended and Restated Certificate of Incorporation shall be effective on [ ], 2023, and the effective time shall be 12:01 a.m., Eastern Time.
4.	The first two paragraphs of Article III of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:
Effectively immediately on [   ], 2023, at 12:01 a.m., Eastern Time, each [  ] ([   ]) outstanding shares of Common Stock are hereby exchanged and combined, automatically and without further action, into one (1) share of Common Stock, respectively (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock of the Corporation. The Reverse Stock Split shall be effected on a certificate-by-certificate basis and no fractional shares shall be issued upon the exchange and combination. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the closing price per share on the trading day immediately preceding the effective time of the Reverse Stock Split (as adjusted to give effect to the Reverse Stock Split), without interest. All other rights, preferences and privileges of the Company’s Common Stock shall be adjusted to reflect the Reverse Stock Split pursuant to the terms of the Amended and Restated Certificate of Incorporation in existence as of immediately prior to the filing of the Certificate of Amendment.
After giving effect to the Reverse Stock Split, the total number of shares of all classes of capital stock that the Corporation is authorized to issue is 160,000,000 shares, consisting of 150,000,000 shares of Common Stock, having a par value of $0.001 (the “Common Stock”), and 10,000,000 shares of Preferred Stock, having a par value of $0.001 (the “Preferred Stock”).”
[signature page follows]
IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly executed by an authorized officer of the Corporation’s on [    ], 2023.
STRATA SKIN SCIENCES, INC.
Rober Moccia
Chief Executive Officer
[Certificate of Amendment to Amended and Restated Certificate of Incorporation]
A-1

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V24132-P99027

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STRATA SKIN SCIENCES, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4 and FOR 3 Years on Proposal 5.

Nominees:	**For**	**Withhold**
1a. Wayne Cafran	☐	☐
1b. Uri Geiger	☐	☐
1c. Robert J. Moccia	☐	☐
1d. Samuel (Shmuel) Rubinstein	☐	☐
1e. Irit Yaniv	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
5. To consider an advisory vote on the frequency of future advisory votes to approve the compensation of the Company's named executive officers.	☐	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V24133-P99027

STRATA SKIN SCIENCES, INC.
Annual Meeting of Stockholders
Thursday, October 26, 2023 at 9:00 A.M.
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) each of Christopher Lesovitz and Jay Sturm, or either of them, as attorney-in-fact proxy, each with the full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of STRATA SKIN SCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time on Thursday, October 26, 2023, at the Company's offices, 5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044 and any adjournment or postponement thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4 AND FOR 3 YEARS ON PROPOSAL 5, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE